EXHIBIT 2.1
THIRD AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
This Third Amendment (this “Amendment”) to the Securities Purchase Agreement by and among the Company and the Purchasers dated as of May 3, 2007, as amended to date (as so amended, the “Agreement”), is made as of February 22, 2008 by and among EasyLink Services International Corporation, a Delaware corporation (the “Company”), and each of the purchasers identified on the signature page hereto (each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
WHEREAS, the Purchasers have elected to modify the obligation of the Company to have the initial Registration Statement declared effective; and
WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment;
NOW, THEREFORE, the parties agree to the following:
1. Amendment of the definition of “Filing Date”. The definition of “Filing Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Filing Date” means (i) with respect to the initial Registration Statement that may be required to be filed hereunder, the 30th day following the date on which Purchasers holding a majority of the Registrable Securities request in writing that the Company file the initial Registration Statement, (ii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(a), the 30th day following the date on which the Commission first permits such Registration Statement to be filed, and (iii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
2. Amendment of the definition of “Required Effectiveness Date”. The definition of “Required Effectiveness Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Required Effectiveness Date” means (i) with respect to the initial Registration Statement that may be required to be filed hereunder, the 120th day following the date on which Purchasers holding a majority of the Registrable Securities request in writing that the Company file the initial Registration Statement, (ii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(a), the 120th day following the date on which the Commission first permits such Registration Statement to be filed, and (iii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 120th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
3. Amendment of Section 6.1(a). Section 6.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) Upon written request of Purchasers holding a majority of the Registrable Securities, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities, or such of the Registrable Securities as shall be requested, for an offering to be made on a continuous basis pursuant to Rule 415. If, after the Company has used it commercially reasonable efforts to obtain the registration of all Registrable Securities, or such of the Registrable Securities as shall be requested, for any reason the Commission does not permit all such Registrable Securities to be included in such initial Registration Statement, then (i) the Company shall allocate the Registrable Securities included in such Registration first (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Series A Notes, then (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Additional Notes, then (to the extent permitted by the Commission) to the Registrable Securities issuable upon exercise of the Warrants, and then (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Series B Notes (or in such other order as may be requested by the Purchasers holding a majority of the Registrable Securities), and (ii) prepare and file with the Commission one or more separate Registration Statements with respect to any such Registrable Securities not included with the initial Registration Statement (or the maximum portion thereof as the Commission will permit in each Registration Statement, using the allocation method set forth in clause (i) above, unless otherwise instructed in writing by Purchasers holding a majority of the Registrable Securities of another allocation method), as expeditiously as possible, but in no event later than the Filing Date. The Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Purchasers) the “Plan of Distribution” substantially as attached hereto as Exhibit H. In the event the Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchasers may consent and (ii) register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
4. Amendment of Section 6.1(e). Section 6.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
(e) The Company shall not, after receipt of a written request pursuant to the first sentence of Section 6.1(a) and prior to the Effective Date of the initial Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than those Persons identified in Schedule 3.1(y) whom the Company intends to include in the initial Registration Statement.
Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be part of the Agreement as if contained therein.
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Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

EASYLINK SERVICES INTERNATIONAL CORPORATION

By:

	Name:	Glen E. Shipley
	Title:	Chief Financial Officer

PURCHASERS:

YORK CAPITAL MANAGEMENT, L.P. By: Dinan Management, LLC, its general partner

By:

	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK INVESTMENT LIMITED By: York Offshore Holdings, Ltd., its investment manager

By:

	Name:	Adam J. Semler
	Title:	Director

YORK SELECT, L.P. By: York Select Domestic Holdings, LLC, its general partner

By:

	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK SELECT UNIT TRUST By: York Select Offshore Holdings, LLC, its investment manager

By:

	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK CREDIT OPPORTUNITIES FUND, L.P. By: York Credit Opportunities Domestic Holdings, LLC, its general partner

By:

	Name:	Adam J. Semler
	Title:	Chief Financial Officer